TYPE:  EX-23.2

BAYLOR INDUSTRIES, INC.

EXHIBIT #23.2 Consent of Experts and Counsel

G. BRAD BECKSTEAD
Certified Public Accountant
                                                        330 E. Warm Springs
                                                        Las Vegas, NV 89119
                                                               702.528.1984
                                                        425.928.2877 (efax)

February 28, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of February 28, 2001, on the Financial Statements of Baylor Industries, Inc. for the period ended December 31, 2000, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead